Exhibit 10.17 (b)

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT made this 6th day of October, 1999 is entered into by and between SMTC de Mexico, S.A. de C.V. (hereinafter referred to as the "Sublandlord") represented herein by its President and Sole Administrator, Mr. Richard John Smith Jennings and by MCMS de Mexico S. de R.L. de C.V. (hereinafter referred to as the "Subtenant") , represented herein by Mr. Chris Anton, a member of Subtenant's Board of Managers, in accordance with the following Recitals and Clauses:

RECITALS

I. The Sublandlord hereby states that:

(A) It is a corporation duly incorporated and existing pursuant to the laws of the Mexican United States, as per Deed Number 11,137 of Volume 50, granted on the 2nd day of the month of December of 1998 before Jose Garza de la Garza, appointed notary public number 106, Monterrey, State of Nuevo Leon, Mexico.

(B) By lease agreement dated the 27th day of April , 1999 (the "Head Lease") SCI MEXICO INDUSTRIAL TRUST (the"Head Landlord") leased to the Sublandlord a portion of the industrial building known as Building No. 8. Monterrey Industrial Center, municipally known as Calle 8 y Blvd., Parque Industrial , Monterrey Apodac, N.L. 66600 , which now contains approximately 112,874 square feet of rentable space ( the "Sublease Premises" ) .

(C) The Head Landlord has stated in the Head Lease that it is a real estate investment trust duly formed and existing pursuant to the laws of Maryland, United States of America, and it has established a Trust in Mexico to hold its interest in real estate located within Mexico.

(D) Sublandlord desires to sublease the Sublease Premises , as shown on Exhibit A , to the Subtenant under the terms and conditions hereinafter set forth.

II. The Subtenant hereby states that:

(A) It is a corporation duly incorporated and existing pursuant to the laws of the Mexican United States, as per Deed Number 3,668 of Volume 1, granted on the 21st day of the month of September 1999 before Lic. Francisco Javier Lozano Medina , appointed notary public number 19, Monterrey , State of Nuevo Leon , Mexico.

(B) It wishes to sublease the Sublease Premises under the terms and provisions of this Sublease Agreement ( the "Sublease Agreement ").

III. Both parties declare that in the execution hereof there has been no error, violence, bad faith, nor duress amongst them and that their respective representatives have sufficient authority to execute this Sublease Agreement, same authority which has not been revoked, diminished or limited in any way.

HAVING STATED THE ABOVE, THE PARTIES AGREE ON THE FOLLOWING:

1.     Summary

Sublease Premises:                          The portion of the Building, containing approximately 112,874 rentable square feet, as determined by Sublandlord, as shown on Exhibit A .

Project:                                                Monterrey Industrial Center

Building:                               Monterrey Industrial Center, Building No. 8

Lease Term:                                        1st day of November , 1999 and ending on the 30th day of July , 2007

Monthly Base Rent (in addition to value added tax):                                                                   $52,000

Initial Estimated Monthly
Operating Expense Payments:                     1.     Utilities:                                                             $614.11
(estimates only and subject
to adjustment to actual costs                       2.     Common Area Charges:                                 $945.32
and expenses according to the
provisions of the Head Lease)                     3.      Insurance:                                                        $294.36
(net of value added tax)
                                                                           4.      Property Taxes:                                               $252.31

                                                                           5.      Others:                                                              $420.52

Total Initial Estimated Monthly Operating
Expense Payments (in addition to value added tax):                                                            $    2,526.62

Initial Monthly Base Rent and
Operating Expense Payments (in addition to value added tax):                                         $  54,526.62

Security Deposit:

Broker:     None

2.            Granting Clause Term

Now therefore in consideration of the rents, covenants and conditions hereinafter reserved and contained to be respectively paid, observed and performed by the Subtenant, its permitted successors and assigns, the Sublandlord hereby leases to the Subtenant and the Subtenant leases from the Sublandlord the Sublease Premises for the term commencing on the 1st day of November , 1999 and ending on the 30th day of July , 2007, subject always to the terms, covenants and conditions contained in this Sublease of November , 1999 and ending on the 30th day of July , 2007, subject always to the terms, covenants and conditions contained in this Sublease A

3. Base Rent

The Subtenant shall pay a fixed minimum monthly rent ( the "Base Rent" ) to the Sublandlord, its successors and assigns , during the said term hereby granted , of Fifty Two Thousand ($52,000 ) U.S. Dollars plus the corresponding value added tax that may be due pursuant to Mexican or other applicable law to be payable in advance on the first day of each and every month commencing on November 1, 1999 and ending on July 1, 2007 .

The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses shall be due and payable on the date hereof, and Subtenant promises to pay to Sublandlord in advance, without demand, deduction or set-off, monthly installments of Base Rent and estimated Operating Expenses on or before the first day of each calendar month succeeding the commencement date of the term. Payments of Base Rent and estimated Operating Expenses for any fractional calendar month shall be prorated. All payments required to be made by Subtenant to Sublandlord hereunder shall be payable at such address and in such manner (including, without limitation, bank wire transfer) as Sublandlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Subtenant to pay Base Rent and other sums to Sublandlord and the obligations of Sublandlord under this Sublease are independent obligations. Subtenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder, except as may be expressly provided in this Sublease. If Subtenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than five (5) business days, Subtenant shall pay to Sublandlord, on demand, interest thereon at the rate provided for in the Head Lease. All payments required to be made by Subtenant to Sublandlord hereunder shall carry the corresponding value added tax, as applicable, which shall be Subtenant's obligation.

The Base Rent and any other amounts payable by Subtenant to Sublandlord hereunder may be paid in Dollars, currency of the United States of America or its equivalent in Mexican currency on the date payment is received by Sublandlord, at the sell rate of exchange for debts denominated in foreign exchange and payable in Mexico, published by the Banco de Mexico in the Official Daily of the Federation on the date of payment. Should the amounts received by Sublandlord in Mexican currency be less than the required United States of America equivalency on the date of receipt, Subtenant will, upon demand, pay the difference to Sublandlord.

4. Security Deposit

The Subtenant shall pay a Security Deposit of $163,579.86 to the Sublandlord upon the execution of this Sublease Agreement. The Security Deposit shall be held by the Sublandlord, without interest, as security for the performance of Subtenant's obligations under this Sublease. The Security Deposit is not an advance rental deposit or a measure of Sublandlord's damages in case of Subtenant's default. Upon each occurrence of an Event of Default (as defined in the Head Lease) and / or breach by Subtenant of this Sublease Agreement, then Sublandlord may use all or part of the Security Deposit to pay delinquent payments due under this Sublease, and the cost of any damage, injury, expense, or liability caused by such Event of Default ) and / or breach by Subtenant of this Sublease Agreement, without prejudice to any other remedy provided herein or provided by law. Subtenant shall pay Sublandlord, on demand, the amount that will restore the Security Deposit to its original amount. Sublandlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be returned to Subtenant when Subtenant's obligations under this Sublease have been completely fulfilled.

5. Operating Expense Payments

During each month of the term herein, on the same date that Base Rent is due, Subtenant shall pay Sublandlord an amount equal to 1/12 of the annual cost, as estimated by Head Landlord from time to time, of Sublandlord's Proportionate Share of Operating Expenses for the Project, plus the corresponding value added tax that may be due pursuant to Mexican or other applicable law pursuant to paragraph 6 of the Head Lease. It is agreed and understood that it is the intention of the parties that the Subtenant is to assume full responsibility for all Operating Expenses due and owing from time to time by the Sublandlord to the Head Landlord including all adjustments required in connection therewith and to indemnify and save harmless the Sublandlord in connection therewith.

  Subtenant's Covenants

  The Subtenant covenants and agrees with the Sublandlord as follows:
    To pay Base Rent and Operating Expenses without abatement, deduction or set-off whatsoever.

    To pay all other charges and assessments for and with respect to telephone and other services and utilities used in or supplied to the Sublease Premises and all business and other taxes arising in connection with its occupancy of the Sublease Premises . Provided that Subtenant shall not be required to pay (i) taxes based on net income of Sublandlord (ii) charges and assessments that the Sublandlord is not required to pay under the Head Lease or that are already included in the Operating Expenses required to be paid by Subtenant under Section 6 (a) hereof.

    To perform and observe all of the covenants which are the responsibility of the Sublandlord under the provisions of the Head Lease as if the Subtenant were named tenant thereunder in respect of the Sublease Premises. To save harmless and keep indemnified the Sublandlord from and against all proceedings, damages, costs, claims and expenses arising from any breach or omission by the Subtenant of any of the Sublandlord's covenants contained in the Head Lease relating to the Sublease Premises.

    To use the Sublease Premises only for the purposes of light electronic manufacturing, warehousing and offices, together with such other uses as permitted by section 3 of the Head Lease .

    Not to carry out any alterations to the Sublease Premises, without the prior written approval thereof of the Head Landlord and Sublandlord pursuant to and in compliance with the provisions of Section 12 of the Head Lease .

    To permit the Head Landlord, on its own behalf and / or on behalf of the Sublandlord, and the Head Landlord's agents, representatives and contractors to enter and examine the condition of the Sublease Premises in accordance with the provisions of, inter alia, section 19 of the Head Lease .

    Not to do or permit or suffer to be done any action whereby the policy of insurance against damage to the Sublease Premises by fire may become void or voidable or the rate of premium thereon may be increased without giving the Sublandlord at least one month's notice in writing of such action and if the rate of premium shall be increased by such action, to pay to the Sublandlord such increase in premium together with all expenses incurred by the Sublandlord in connection with any renewal or replacement of policies occasioned by a breach of this covenant, and all payments to be made by the Subtenant pursuant to this covenant shall be deemed to be additional rent.

    Not, under any circumstances, to assign, sublet or part with the possession of the Sublease Premises or any part thereof without the prior written consent of both the Sublandlord and and Headlandlord and in compliance with the provisions of section 17 of the Head Lease.

    Not to mortgage, charge or otherwise encumber its interest in this Sublease Agreement.

    To maintain at its expense in respect of the Sublease Premises all risk property insurance in compliance with the provisions of section 9 of the Head Lease with the Head Landlord and Sublandlord to be named as additional insured thereon. In the event of default by the Subtenant in payment of any insurance premium then the Sublandlord shall have the right to pay any sum so in default and such sum shall be recoverable by the Sublandlord in the same manner as if such sums were rent in arrears under this Sublease. All such insurance policies shall provide for a waiver of subrogation in favour of the Head Landlord and Sublandlord. Evidence of such insurance coverage is to be provided to the Head Landlord's attorneys on the execution of this Sublease Agreement.

    To comply with the environmental requirements set out in section 28 of the Head Lease .

7. Rights of Sublandlord

(a) The Subtenant agrees that the Sublandlord shall have the same benefits , rights and remedies accruing to the Head Landlord under the Head Lease as if the Sublandlord were named landlord thereunder save and except as otherwise specifically provided by the provisions of this Sublease . Provided, however, that before Sublandlord may exercise any rights or remedies to which it is entitled by reason of an Event of Default under the Head Lease, Sublandlord shall first give Subtenant written notice of such Event of Default and an opportunity to cure the same (i) within 5 business days in the event of any payment default constituting an Event of Default or (ii) within ten (10) days in the event of any other Event of Default . Provided further , however , that the Sublandlord's right of inspection shall be restricted in the manner provided in Section 6 (f) of this Sublease Agreement during the period of the term of this Sublease in which there is no outstanding Event of Default .

(b) In the event that it shall be necessary for the Sublandlord to commence an action for the collection of the rent herein reserved or any portion thereof, or if the same must be collected upon the demand of an attorney, or in the event that it becomes necessary for the Sublandlord to commence an action to compel performance of any of the terms, conditions, obligations, covenants and agreements contained herein, then unless the Sublandlord shall be unsuccessful in such action it shall be entitled to collect from the Subtenant all reasonable attorney fees in respect thereof as if the same were rent reserved and in arrears hereunder. Notwithstanding re-entry or termination pursuant to the provisions of this sublease the Subtenant shall remain liable for any rent and damages which may be due or sustained prior thereto, and all reasonable costs, professional fees and expenses incurred by the Sublandlord in leasing the Sublease Premises to another subtenant.

8. Sublandlord's Covenants

The Sublandlord covenants and agrees with the Subtenant as follows:

    For quiet possession.

    To pay the rent reserved by and to perform and observe the covenants on its part contained in the Head Lease with respect to the Sublease Premises insofar as such covenants are not hereby required to be performed and observed by the Subtenant.

    To save harmless and keep indemnified the Subtenant from and against all proceedings, damages, costs, claims and expenses arising from any omission by the Sublandlord or its successors for breach of any of the Sublandlord's covenants contained in the Head Lease insofar as such covenants are not required to be performed and observed by the Subtenant .

9. Mutual Covenants

It is mutually covenanted and agreed between the parties hereto as follows:

    That the Subtenant will indemnify and save harmless the Sublandlord of and from all liabilities, fines, suits, claims, demands and actions of any kind or nature to which the Sublandlord shall or may become liable for or suffer by reason of any breach, violation or non -performance by Subtenant of any covenant, term or provision hereof or by reason of any injury or death resulting from, occasioned to or suffered by any person or persons or any property by reason of any act, neglect or default on the part of the Subtenant or any of its agents, employees, such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the term of the sublease shall survive any termination of this sublease, anything in this sublease to the contrary notwithstanding.

    That in the event of the Subtenant failing to pay any taxes, rates, insurance premiums or other charges which it has herein covenanted to pay, the Sublandlord may pay the same and shall be entitled to charge the sums so paid to the Subtenant who shall pay them forthwith on demand, and the Sublandlord in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums as it might have and take for the recovery of rent in arrears under the terms of this Sublease Agreement and the Head Lease Agreement .

    That the Subtenant will keep the Sublease Premises and every part thereof in a clear and tidy condition consistent with commercially reasonable electronic manufacturing standards and will not permit waste paper, garbage, ashes or waste or objectionable material to accumulate thereon.

    That the Subtenant, if not then in default hereunder, shall be entitled to the benefit of the applicable parts of sections 6 , 10, 15 and 16 of the Head Lease as if named thereunder. Provided, however, that the Subtenant shall first make all reasonable efforts to pursue such benefits directly from the Head Landlord without involvement, cost or liability to Sublandlord prior to any demand by Subtenant that the same be pursued by Sublandlord from the Head Landlord under the Head Lease for Subtenant's benefit. In the event of the latter, the Sublandlord and Subtenant shall cooperate to pursue such benefits for Subtenant with the Subtenant bearing the reasonable costs and expenses of Sublandlord associated with such endeavor and providing commercially reasonable security in connection therewith . Any of such costs and/or expenses that are subsequently recovered from the Head Landlord shall be for the account of Subtenant .

Failure of the Sublandlord to insist upon the strict compliance with and performance of all the terms, conditions, obligations, covenants and agreements contained herein in any one or more instances shall not be construed as a waiver or relinquishment in respect thereof thereafter. The prompt and punctual performance of all such terms, conditions, obligations, covenants and agreements contained herein is of the essence of this Sublease Agreement.

  Acceptance of Sublease Premises

Tenant shall accept the Sublease Premises in its condition as of the term commencement date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Neither the Head Landlord nor the Sublandlord has made any representation or warranty as to the suitability of the Sublease Premises for the conduct of the Subtenant's business, and Subtenant waives any implied warranty that the Sublease Premises are suitable for Subtenant's intended purposes. The taking of possession of the Sublease Premises shall be conclusive evidence that Subtenant accepts the Sublease Premises and that the Sublease Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under paragraph 10 of the Head Lease.

11. Carefree Sublease

The Subtenant acknowledges and agrees that it is intended that this Sublease Agreement is a completely care-free net net sublease to the Sublandlord, and, except as expressly herein set out, the Sublandlord shall not be responsible during the term of the sublease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Sublease Premises or the use and occupancy thereof or to the contents thereof, or the business or activities carried on therein, and the Subtenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Sublease Premises, except as expressly herein set out.

12. Option to Renew \ Right of First Refusal

The Sublandlord shall , at the request of the Subtenant , assign or agree not to exercise the rights accruing to it in Addendum Three and Four of the Head Lease which provide for an extension term of an additional five years [ Addendum Three ] and a Right of First Refusal [ Addendum Four ] in respect of additional space in the Building subject to the requirements set out below:

(i) the Subtenant has performed, on a timely basis, all of its material obligations arising pursuant to this Sublease Agreement and is then in good standing under the Sublease Agreement and has obtained the prior written consent of the Landlord to such proposed action .

(ii) the Subtenant provides satisfactory written confirmation from the Head Landlord that the Sublandlord will have no further obligations to the Head Landlord arising pursuant to the Head Lease in respect of obligations accruing subsequent to the expiry of the original term of the Head Lease and no obligations whatsoever in connection with any additional leased space obtained pursuant to any exercise of the Right of First Refusal contained in Addendum Four of the Head Lease .

(iii) all reasonable costs and expenses incurred by the Sublandlord with respect to requests made by the Subtenant pursuant to this section shall be paid or reimbursed by the Subtenant .

13. Head Landlord's Construction Allowance for Tenant Improvements

The Sublandlord agrees that concurrently with seeking the written consent of the Head Landlord to this Sublease Agreement it will request that the Head Landlord make available for the benefit of the Subtenant the balance of the unused construction allowance for Tenant Improvements to which the Sublandlord is then entitled pursuant to Addendum Two [ entitled "Construction Allowance" ] of the Head Lease . Such written consent shall be addressed to both Sublandlord and Subtenant and shall state the amount of unused construction allowance balance remaining.

14. Future Assignment of Sublandlord 's interest in Head Lease in Favor of Subtenant

The Sublandlord agrees, upon request , to co-operate with the Subtenant in its objective of entering into a direct leasing arrangement with the Landlord during the term herein and the Sublandlord agrees, inter alia , to assign its interest in the Head Lease upon request subject to the Sublandlord receiving the advice of its attorneys , acting reasonably , that it will have no further obligations to the Head Landlord arising pursuant to the Head Lease in respect of obligations accruing subsequent to the effective assignment date of the term . All reasonable costs and expenses incurred by the Sublandlord with respect to requests made by the Subtenant pursuant to this section shall be paid or reimbursed by the Subtenant .

15. Brokers

Subtenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no broker, agent, or other person brought about this transaction, other than the broker, if any, set forth on the second page of this Sublease Agreement , and Subtenant agrees to indemnify and hold Sublandlord harmless from and against any claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Subtenant with regard to this leasing transaction.

16. Notice

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

(i) delivered personally,

(ii) sent by prepaid courier services or

(iii) sent prepaid by telecopier (confirmed on the same or the following day by prepaid mail) addressed, in the case of the Tenant as follows:

MCMS, Inc.
16399 Franklin Road
Nampa , Idaho

Attention: President
Facsimile: 208 898 2796

and in the case of notice to the Landlord as follows:

SMTC de Mexico, S.A. de C.V.

15508 Bratton Lane
Austin, TX 78728
Attention: Rick Winter
Facsimile: 512 310 4301

And to:

635 Hood Road
Markham, ON L3R 4N6
Attention: Paul Walker
Facsimile: 905 479 1877

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or sent by telecopy or other electronic communication or on the second day following the sending thereof by private courier. Any party hereto may change any particulars of its address for notice by notice to the others in the manner aforesaid.

17. General

(i.)   Construction, interpretation, and enforcement of this Sublease shall be governed by the laws of the state in which the Sublease Premises are located, excluding any principles of conflicts of laws and the parties submit to the jurisdiction of the competent courts of the corresponding state, waiving hereby the jurisdiction of any other court to which they may be subject by virtue of their present or future domiciles or otherwise.

(ii)  Subject to the force majeure provisions hereof, time is of the essence as to the performance of Subtenant's obligations under this Sublease.

(iii)   This Sublease and the applicable provisions of the Head Lease constitutes the complete agreement of Landlord and Subtenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Sublandlord or Subtenant, or anyone acting on behalf of Sublandlord or Subtenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Sublease. This Sublease may not be amended except by an instrument in writing signed by both parties hereto.

(iv)   If any section or provision of this Sublease or applicable provision of the Head Lease is illegal, invalid, or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Sublease and the applicable provisions of the Head Lease shall not be affected thereby. It is also the intention of the parties to this Sublease that in lieu of each section or provision of this Sublease or applicable provision of the Head Lease that is illegal, invalid, or unenforceable, there be added, as a part of this Sublease or applicable Head Lease provision , a section or provision as similar in terms to such illegal, invalid, or unenforceable section or provision as may be possible and be legal, valid, and enforceable.

(v)  Words of any gender used in this Sublease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Sublease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Sublease, or any provision hereof, or in any way affect the interpretation of this Sublease. Unless the contrary intention appears, the words "Sublandlord" and "Subtenant" shall mean respectively, "Sublandlord, its successors and/or assigns" and "Subtenant, its successors and/or assigns". Capitalized terms herein not specifically defined herein shall have the meaning defined in the Head Lease unless patently incorrect .

IN WITNESS WHEREOF the parties hereto have executed this indenture.

SIGNED, SEALED AND DELIVERED )

)

) SMTC de Mexico, S.A. de C.V.

)
) ________________________________

) Name: Paul Walker Johnson

) Title: President

)

)

) MCMS de Mexico S. de R.L. de C.V.

)

) ________________________________

) Name: Chris Anton
) Title: a member of Subtenant's Board of
Managers and authorized signing authority